Exhibit 24




			CONFIRMING STATEMENT





This statement confirms that the undersigned, Mark Stevenson, has authorized and designated Seth H. Hoogasian, Barbara J. Lucas, John A. Piccione, and Sharon S. Briansky to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U. S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of THERMO FISHER SCIENTIFIC INC. The authority of Seth H. Hoogasian, Barbara J. Lucas,
John A. Piccione, and Sharon S. Briansky under this Statement shall continue until the undersigned is no longer required to file
Forms 3, 4, and 5 with regard to the undersigned's ownership of or transactions in securities of THERMO FISHER SCIENTIFIC INC., unless earlier revoked in writing. The undersigned acknowledges that Seth H. Hoogasian, Barbara J. Lucas, John A. Piccione, and Sharon S. Briansky are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.






Date: December 19, 2013

/s/ Mark Stevenson
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